Exhibit 4.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 4, 2019 among (i) Smurfit Kappa Acquisitions Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), (ii) Smurfit Kappa Group plc., Smurfit Kappa Corporation Designated Activity Company, Smurfit International B.V., Smurfit Kappa Treasury Unlimited Company, Smurfit Kappa Investments Limited, Smurfit Kappa Holdings Limited, Smurfit Kappa Funding Designated Activity Company and Smurfit Kappa Treasury Funding Designated Activity Company (collectively, the “Guarantors”) and (iii) Deutsche Trustee Company Limited, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, among others, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of June 28, 2018 (the “Indenture”), authorizing the issuance by the Issuer of an unlimited aggregate principal amount of its 2.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Issuer initially issued, on June 28, 2018, €600.0 million aggregate principal amount of Notes (the “Original Notes”) pursuant to the Indenture;

WHEREAS, Section 9.1(10) of the Indenture provides that the Issuer may provide for the issuance of additional Notes (the “Additional Notes”) as permitted by Section 2.2 therein;

WHEREAS, the Issuer wishes to issue €400.0 million aggregate principal amount of Additional Notes under the Indenture;

WHEREAS, pursuant to Section 10.6 of the Indenture, the Issuer has released the Guarantees of all of the Subsidiary Guarantors (other than Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit Kappa Treasury Unlimited Company and Smurfit International B.V.) by written notice to the Trustee on, and effective as of, January 31, 2019;

WHEREAS, Section 10.1(a) of the Indenture provides that each Guarantor shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due of the Guarantee Obligations, and that each Guarantor shall further agree that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article X of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation;

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend and supplement the Indenture, without the consent of any Holder of a Note;

WHEREAS, the Issuer has requested and hereby directs that the Trustee join with the Issuer and the Guarantors in the execution of this Supplemental Indenture; and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Additional Notes and to amend certain terms of the Indenture, and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Issuer and to constitute a valid agreement of the Issuer, in accordance with its terms, have been done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Additional Notes. As of the date hereof, the Issuer will issue the Additional Notes. The Additional Notes will be issued pursuant to the Indenture and will constitute Additional Notes (as defined in the Indenture) and will be treated as the same series of Notes as the Original Notes for all purposes under the Indenture, including for purposes of waivers, amendments, redemptions and offers to purchase. The Additional Notes shall have the same terms and conditions in all respects as the Original Notes, except for the issue date (which shall be February 4, 2019) and the issue price (which shall be 100.750% of the aggregate principal amount of the Additional Notes, plus accrued and unpaid interest from January 15, 2019). The Additional Notes shall be authenticated on the date hereof. Subject to the foregoing, the Additional Notes shall be substantially in the form of Exhibit A to the Indenture.

2.             Aggregate Principal Amount. The aggregate principal amount of Additional Notes issued pursuant to this Supplemental Indenture shall be €400.0 million.

3.             Amendments to the Indenture. The Indenture is hereby amended as follows:

(a)	The definition of “Priority Agreement” in Section 1.1 of the Indenture is hereby deleted and replaced in its entirety with the following:

“Priority Agreement” means the Amended and Restated Priority Agreement, dated 28 January 2019, as amended, modified, supplemented or replaced from time to time, among the Parent, certain Subsidiaries of the Parent, the trustees for the Existing Senior Notes and the other parties thereto from time to time.”

(b)	The table under the heading “Subsidiary Guarantors” in Schedule A to the Indenture is hereby deleted and replaced in its entirety with the following:

Name	Jurisdiction	Registration Number (or equivalent, if any)
Smurfit Kappa Treasury Unlimited Company (previously Smurfit Kappa Treasury, Smurfit Capital and Packaging International Finance)	Ireland	177324
Smurfit Kappa Treasury Funding Designated Activity Company (previously Smurfit Kappa Funding Limited and Smurfit Capital Funding Public Limited Company)	Ireland	239631
Smurfit International B.V.	Netherlands	33149443

4.             Ratification of Agreement to Guarantee. Each of the Guarantors hereby ratifies its agreement, jointly and severally with all other Guarantors, to unconditionally and irrevocably guarantee the Guarantee Obligations under the Notes and the Indenture, including for the avoidance of any doubt the Additional Notes to which this Supplemental Indenture relates, on the terms and subject to the conditions and limitations set forth in Article X of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all obligations and agreements of a Guarantor under the Indenture.

5.             Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.             Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

7.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Incorporation by Reference. Section 11.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

9.             Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

ISSUER:

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

GUARANTORS:

SMURFIT KAPPA CORPORATION DESIGNATED ACTIVITY COMPANY

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

SMURFIT KAPPA GROUP PLC

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

SMURFIT INTERNATIONAL B.V.

By:	/s/ M.G. O’Riordan
	Name:	M.G. O’Riordan
	Title:	Authorised Signatory

[Signature Page to First Supplemental Indenture]

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

SMURFIT KAPPA INVESTMENTS LIMITED

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY

By:	/s/ Brian Marshall, Esq.
	Name:	Brian Marshall, Esq.
	Title:	General Counsel
Smurfit Kappa Group plc
Beech Hill
Clonskeagh
Dublin 4
Solicitor Roll number S5106

[Signature Page to First Supplemental Indenture]

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:	/s/ Kieran Odedra
	Name:	Kieran Odedra
	Title:	Associate Director

By:	/s/ David Contino
	Name:	David Contino
	Title:	Associate Director

[Signature Page to First Supplemental Indenture]